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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Angeion Corp/MN
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ANGEION CORPORATION
350 Oak Grove Parkway
Saint Paul, Minnesota 55127-8599
(651) 766-3480

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 14, 2003

        Notice is hereby given that the 2003 Annual Meeting of Shareholders of Angeion Corporation (the "Company") will be held at Angeion's offices located at 350 Oak Grove Parkway, Saint Paul, Minnesota 55127, on Wednesday, May 14, 2003 at 3:30 p.m. local time, for the following purposes:

  1.
  To elect four (4) directors to hold office for a term of one year or until their successors have been elected.

  2.
  To approve the Angeion Corporation 2003 Employee Stock Purchase Plan.

  3.
  To approve an amendment to the Angeion Corporation 2002 Stock Option Plan.

  4.
  To transact any other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

        The Board of Directors has fixed the close of business on April 4, 2003 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

        Since a majority of the outstanding shares of the Company's common stock must be represented either in person or by proxy to constitute a quorum for the conduct of business, please sign, date and return the enclosed proxy card promptly.

By Order of the Board of Directors,

Richard E. Jahnke Director, President and Chief Executive Officer

Saint Paul, Minnesota
April 14, 2003

PLEASE REMEMBER TO SIGN AND RETURN YOUR PROXY.

ANGEION CORPORATION
350 Oak Grove Parkway
Saint Paul, Minnesota 55127-8599

PROXY STATEMENT

        The Board of Directors of Angeion Corporation, a Minnesota corporation (the "Company"), is soliciting your proxy for use at the 2003 Annual Meeting of Shareholders to be held on Wednesday, May 14, 2003, and at any adjournment(s) or postponement(s) thereof. This Proxy Statement and the enclosed form of proxy will be mailed to shareholders commencing on or about April 14, 2003.

GENERAL INFORMATION

Voting

        Each share of the Company's common stock is entitled to one vote. You may vote your shares in person by attending the Annual Meeting or you may vote by proxy. If you vote by proxy, you must sign, date and return the enclosed proxy card in the envelope provided, or follow the instructions on the proxy card to vote by telephone or the Internet. The Company encourages you to take advantage of telephone or Internet voting because of their ease and efficiency.

        If you sign and return the proxy card on time, the individuals named on the proxy card will vote your shares as you have directed. If you do not specify on your proxy card how you want your shares voted, the individuals named on the enclosed proxy card will vote your shares FOR each of the directors nominated by the Board of Directors in Proposal 1—Election of Directors, FOR Proposal 2—Approval of the Angeion Corporation 2003 Employee Stock Purchase Plan as described below and FOR Proposal 3—Approval of an amendment to the Angeion Corporation 2002 Stock Option Plan as described below.

Quorum and Vote Requirements

        The total number of shares outstanding as of April 4, 2003 and entitled to vote at the meeting consisted of 3,594,433 shares of common stock, $.10 par value. Each share of common stock is entitled to one vote. Only shareholders of record at the close of business on April 4, 2003 will be entitled to notice of, and to vote at, the Annual Meeting. A quorum, consisting of a majority of the shares of common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. If an executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor or against such matter. If an executed proxy is returned by a broker holding shares in "street name" indicating that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matters.

        A director nominee will be elected if approved by the affirmative vote of the holders of a plurality of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. Proposals 2 and 3 will be approved by the affirmative vote of the holders of a greater of (a) a majority of shares of common stock present at the Annual Meeting, either in person or by proxy, and entitled to vote on that proposal or (b) the majority of the minimum number of shares of common stock which would constitute a quorum for transacting business at the Annual Meeting of Shareholders.

Revoking A Proxy

        If you give a proxy and later wish to revoke it before it is voted, you may do so by (1) sending a written notice to that effect to the Secretary of the Company at the address indicated in this Proxy Statement, (2) submitting a properly signed proxy with a later date, or (3) voting in person at the Annual Meeting. A proxy not properly revoked will be voted as indicated on such proxy.

Fiscal Year

        On November 13, 2002, the Company's Board of Directors changed the Company's fiscal year from December 31 to October 31 to better reflect the patterns of its business. Therefore, for purposes of this Proxy Statement and the Company's Annual Report on Form 10-KSB, fiscal 2002 consisted of a 10-month transition period from January 1, 2002 to October 31, 2002.

2002 Bankruptcy Court Approval of Plan of Reorganization

        On June 17, 2002, the Company filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code.. Because of the timing of this filing and the pending reorganization, the Company did not hold a 2002 Annual Meeting of Shareholders. In September 2002, however, pursuant to Bankruptcy law, the Company mailed the following materials to each shareholder and creditor of the Company:

  (i)
  Debtor's Joint Modified Plan of Reorganization dated September 4, 2002 (the "Plan of Reorganization");

  (ii)
  Order and Notice for Hearing on Confirmation of the Plan of Reorganization setting October 24, 2002 for the hearing on confirmation of the Plan of Reorganization;

  (iii)
  Debtor's Amended Disclosure Statement dated September 4, 2002, which included the Debtor's financial statements for the years ended December 31, 2001 and 2000;

  (iv)
  A letter from the Official Committee of Unsecured Creditors recommending acceptance of the Plan of Reorganization; and

  (v)
  A ballot to accept or reject the Plan of Reorganization.

        Under the terms of Bankruptcy law, a Bankruptcy Court will generally approve a plan of reorganization if creditors and shareholders approve it. The plan must generally be approved by creditors holding (i) two-thirds of the dollar amount of claims against the company and (ii) more than one-half of the number of allowed claims, in each instance counting only those that have voted to accept or reject the Plan, and must also be approved by shareholders holding two-thirds of the shares that have voted to accept or reject the plan of reorganization. In the Company's Chapter 11, apart from these requirements, there was no requirement that a minimum number or quorum of shares vote on the Plan of Reorganization.

        The Plan of Reorganization included certain items that would have otherwise been shareholder actions taken at an Annual Meeting, including election of the reorganized Company's Board of Directors, approval of Amended and Restated Articles of Incorporation and Bylaws of the Company and approval of the Company's 2002 Stock Option Plan. The Plan of Reorganization was approved by (i) the Company's shareholders and (ii) the holders of the Company's 7 1/2% Senior Convertible Notes due April 2003 and other unsecured creditors in accordance with Bankruptcy court requirements. Accordingly, on October 24, 2002, the Court issued an Order approving the Plan of Reorganization and the plan became effective on October 25, 2002.

        Although some of the actions taken in connection with the creditor and shareholder vote and subsequent Court approval of the Plan of Reorganization were similar to the actions that would have been taken at an Annual Meeting, the Company did not formally hold an Annual Meeting during the ten-month period ended October 31, 2002. Therefore, the 2003 Annual Meeting will constitute the Company's Annual Meetings for each of 2002 and 2003.

STOCK OWNERSHIP OF PRINCIPAL
SHAREHOLDERS AND MANAGEMENT

        The following table sets forth information as of April 4, 2003 concerning the beneficial ownership of the common stock of the Company by (i) the only shareholders known by the Company to own more than five percent of the common stock of the Company, (ii) each director of the Company, (iii) each Named Executive Officer listed in the Summary Compensation Table and (iv) all executive officers and directors of the Company, as a group. Unless otherwise indicated, all persons listed below may be reached at office of the Company.

Name of Beneficial Owner	Shares of Common Stock(1)	Percentage
Deephaven Capital Management, LLC(2) 130 Cheshire Lane Minnetonka, MN 55305	758,658	21.1%
Loews Corporation(3) 667 Madison Avenue New York, New York 10021	421,665	11.7%
Brantrock Advisors, Inc.(4) 9465 Wilshire Boulevard Beverly Hills, CA 90212	337,332	9.4%
Cincinnati Financial Corp(5) 6200 S. Gilmore Road Fairfield, OH 45014	252,999	7.0%
Awad Asset Management, Inc.(6) 250 Park Avenue, 2nd Floor New York, NY 10177	243,755	6.8%
Arnold A. Angeloni(7)	1,816	*
Richard E. Jahnke(7)(8)	1,010	*
Dale H. Johnson(8)	—	*
John C. Penn(7)	1,105	*
Jeffrey T. Schmitz(2)	758,658	21.1
All executive officers and directors as a group (5 persons)	762,589	21.2

        *Indicates ownership of less than one percent.

(1)
Except as noted, all shares beneficially owned by each person as of the record date were owned of record, and each person had sole voting power and sole investment power for all such shares beneficially held. As of April 4, 2003, the Company has no options or warrants to purchase any of its securities outstanding and the Company has not granted any of the shareholders listed above any other right to acquire beneficial ownership of the Company's common stock.

(2)
Based on a Schedule 13G filed by Deephaven Capital Management, LLC on October 31, 2002. For purposes of this table, Mr. Schmitz is deemed to share voting and dispositive power over the 758,658 shares controlled by Deephaven Capital Management, LLC. Mr. Schmitz is a senior financial analyst at Deephaven Capital Management, LLC and is the current director designee of the Creditors' Committee. Mr. Schmitz disclaims beneficial ownership in the shares owned by Deephaven Capital Management, LLC.

(3)
Based on a Schedule 13G filed by Loews Corporation on November 22, 2002.

(4)
Based on a Schedule 13G filed by Brantrock Advisors, Inc. on February 13, 2003 and represents shares held by Brantrock Advisors, Inc. as an investment adviser. In its Schedule 13G, Brantrock Advisors, Inc. states that it is the managing member of CCF Partners II, a vehicle in which Columbia Charitable Foundation, one of its investment advisory clients, has a right to receive dividends from or the proceeds of a sale of the shares which may represent more that 5% of the outstanding shares of the common stock of the Company.

(5)
Based on information provided to the Company by Cincinnati Financial Corp.

(6)
Based on an Amendment No. 3 to Schedule 13G filed by Awad Asset Management, Inc. on February 13, 2003.

(7)
Serves as a director of the Company and nominated for election to the Board of Directors.

(8)
Serves as an executive officer of the Company.

PROPOSAL 1: ELECTION OF DIRECTORS

        The Company's Bylaws, as amended and restated, provide that the Board of Directors shall consist of the number of members last elected by a majority vote of the shareholders or by the Board of Directors, which number shall not be less than three (3) nor more than seven (7) directors. There are currently four directors and the Board of Directors has determined that there will be four directors elected at the Annual Meeting. Each director shall serve until a successor shall have been duly elected and qualified, unless the director shall retire, resign, die, or be removed. Vacancies on the Board of Directors and newly created directorships can be filled by vote of a majority of the directors then in office, subject to the rights of the Creditors' Committee described below.

        On October 24, 2002, the Bankruptcy Court entered an order confirming the Company's Joint Modified Plan of Reorganization dated September 4, 2002 ("Plan of Reorganization"), which became effective on October 25, 2002, the first business day after the date of its confirmation. Upon the effectiveness of the Plan of Reorganization, Messrs. Arnold A. Angeloni, Richard E. Jahnke, John C. Penn and Jeffrey T. Schmitz constituted the Board of Directors of the Company. Pursuant to the Plan of Reorganization, the Company adopted Amended and Restated Articles of Incorporation. The Amended and Restated Articles of Incorporation provide the Creditors' Committee, formed in connection with the Plan of Reorganization, with the right to appoint and elect at any time, up to four (4) directors, which right will terminate upon the earlier of (a) January 1, 2006 or (b) the date on which the former holders of the Company's Senior Convertible Notes due April 2003 collectively own less than forty percent (40%) of the Company's common stock outstanding.

        Until the termination of this right of the Creditors' Committee, the Amended and Restated Articles of Incorporation provide that there must be at least one director serving as a designee of the Creditors' Committee. Mr. Jeffrey T. Schmitz, a nominee for election at this Annual Meeting, is the current designee of the Creditors' Committee. If Mr. Schmitz is not elected to the Board of Directors at this Annual Meeting, the Creditors' Committee has the right to appoint a director to serve as its designee.

        It is intended that proxies will be voted for the named nominees. Unless otherwise indicated, each nominee has been engaged in his present occupation as set forth below, or has been an officer with the organization indicated, for more than five years. The names and biographical information concerning the nominees are set forth below, based upon information furnished to the Company by the nominees. The nominees listed below have consented to serve if elected. Subject to the rights of the Creditors' Committee described above, if the nominee is unable to serve for any reason, the persons named on the enclosed proxy card may vote for a substitute nominee proposed by the Board, or the Board may reduce the number of directors to be elected.

Nominees for Election to the Board of Directors

        The following table sets forth certain information regarding the Company's directors as of April 4, 2003.

Name of Director	Age	Principal Occupation	Director Since
Arnold A. Angeloni	60	President of Gateway Alliance, LLC	1990
Richard E. Jahnke	54	President and Chief Executive Officer of the Company	2000
John C. Penn	62	President and Chief Executive Officer of Intek Plastics, Inc.	2000
Jeffrey T. Schmitz	39	Senior Financial Analyst, Deephaven Capital Management	2002

Other Information About Directors

        Arnold A. Angeloni is currently President of Gateway Alliance II, a consulting firm for start-up ventures. Prior to co-founding Gateway in 1996, Mr. Angeloni held various senior executive positions with Deluxe Corporation, a publicly held printing and financial services company. Over his 30-year career with Deluxe, Mr. Angeloni served as President of the $1.2 billion Check Printing Division and President of the $400 million Business Systems Division.

        Richard E. Jahnke has served as the Company's President and Chief Executive Officer since January 2000. Since August 1998, Mr. Jahnke has also served as the President and Chief Executive Officer of Medical Graphics Corporation, a subsidiary of the Company. From 1993 to March 1998, Mr. Jahnke served as President and Chief Operating Officer of CNS, Inc., a consumer health care products company. From 1991 to 1993, he was Executive Vice President and Chief Operating Officer of Lemna Corporation, which manufacturers and sells waste water treatment systems. From 1986 to 1991, Mr. Jahnke was general manager of the government operations division of ADC Telecommunications, an electronic communications systems manufacturer. From 1982 to 1986, he was Director of Marketing and Business and Technical Development at BMC Industries, Inc. From 1972 to 1982, he held various positions of increasing responsibility in engineering, sales and marketing management at 3M Company. Mr. Jahnke serves on the board of directors of Compex Technologies, Inc. (formerly Rehabilicare, Inc.), and The Science Museum of Minnesota.

        John C. Penn became the President and CEO of Intek Plastics, Inc. on April 1, 2003 after serving 15 years as its outside Chairman of the Board. The company is a privately owned plastics extruder located in Hastings, Minnesota. He had been Vice Chairman and Chief Executive Officer of the Satellite Companies since 1998. From 1990 to 1997, Mr. Penn was the President and Chief Executive Officer of Centers for Diagnostic Imaging. Previously, he served in a senior management capacity in various manufacturing companies. Mr. Penn serves and has served on the Board of Directors of several private and public corporations. He also served as a director of Medical Graphics from December 1996 to December 1999.

        Jeffrey T. Schmitz has over 15 years of financial management experience between the commercial banking and asset management fields. Since February 1999, Mr. Schmitz has been a senior financial analyst at Deephaven Capital Management, a market neutral investment fund. Prior to that, he worked for Cargill Financial Services, Inc. from 1996 to 1998. Mr. Schmitz is a Chartered Financial Analyst (CFA).

MANAGEMENT RECOMMENDS A VOTE "FOR"
THE ELECTION OF THE NOMINEES

PROPOSAL 2:

APPROVE ANGEION CORPORATION 2003 EMPLOYEE STOCK PURCHASE PLAN

Introduction

        The Board of Directors adopted the Angeion Corporation 2003 Employee Stock Purchase Plan ("Plan") on November 13, 2002. The Board of Directors approved an amendment to the Plan on April 8, 2003, increasing the number of shares available for issuance from 50,000 to 100,000. The purpose of the Plan is to encourage stock ownership in the Company by employees of the Company and its subsidiaries. The Plan is further intended to encourage employees to remain in the Company's employment, improve operations, increase profits, and contribute more significantly to the Company's success, and to permit the Company to compete with other corporations offering similar plans in obtaining and retaining the services of competent employees.

Summary of the Angeion Corporation 2003 Employee Stock Purchase Plan

        The following summary of the principal features of the Plan, as amended through April 8, 2003, describes the purpose and effect of material terms contained in the Plan, a copy of which may be obtained from the Company. The following summary is qualified in all respects by the Plan itself.

        Shares Available Under the Plan.    The shares of common stock issuable under the Plan will consist of 100,000 authorized but unissued shares. If there is any change in the corporate structure or shares of the common stock of the Company such as in connection with a merger, recapitalization, stock split, stock dividend, or other extraordinary dividend (including a spin-off), the aggregate number and kind of securities subject to issuance under the Plan will be appropriately adjusted to prevent dilution or enlargement of rights of participants.

        Eligibility.    All employees of the Company and its eligible subsidiaries who are customarily employed for more than twenty (20) hours per week and who have completed at least thirty (30) days of continuous service prior to the Commencement Date of a Phase of the Plan will have an opportunity to participate in that Phase of the Plan. However, any employee who beneficially owns 5% or more of the Company's common stock may not participate in the Plan. As of April 4, 2003, there were approximately 113 employees eligible to participate in the Plan. Participation in the Plan is voluntary.

        Phases.    The Plan will be carried out in Phases. At the beginning of each Phase (the "Commencement Date"), the employee is granted rights (the "Stock Options" or "Options") to purchase as many shares as may be purchased by the funds withheld from the employee's paycheck by the end of the Phase (the "Termination Date"). The Stock Options granted under the Plan constitute rights issued pursuant to an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Upon the termination of a Phase, the Stock Options are automatically exercised for the purchase of the number of full shares of Angeion common stock using the accumulated payroll deductions in the Participant's account. The shares of Angeion common stock will be purchased at the applicable Stock Option price.

        Share Limitation.    Eligible employees may not purchase more than 10,000 shares per Phase under the Plan and eligible employees may not purchase shares in any calendar year with a cumulative fair market value in excess of $25,000 (based on the fair market value at the Commencement Date). Under the Company's Amended and Restated Bylaws, until November 1, 2005, any acquisition of securities by any person which would result in such person beneficially owning 5% or more of the Company's outstanding common stock will be void, unless the transfer is approved in advance by the Company's Board of Directors.

        Option Price.    The option price will be determined by the Board of Directors or a Committee of the Board for each Phase, but will be no less than the lower of: (i) eighty-five percent (85%) of the fair market value of the shares on the Commencement Date of the Phase; or (ii) eighty-five percent (85%) of the fair market value of the shares on the Termination Date of such Phase. The fair market value per share on any relevant date under the Plan will be equal to the closing price for that date (or the nearest prior business day) of the Company common stock on the Nasdaq SmallCap Market.

        Contribution Limitation.    Upon enrollment, employees elect to make contributions to the Plan by payroll deductions (in amounts calculated to be as uniform as practicable throughout the Phase) in an amount not to exceed 10% of their Pay for the term of the Phase. The term "Pay" means the total compensation paid in cash to the employee by the Company or the Company's subsidiary, including salary, wages, bonuses, incentive compensation, commissions, overtime pay and shift premiums. Contributions to the Plan are made on an after-tax basis.

Vote Required

        Shareholder approval of the Angeion Corporation 2003 Employee Stock Purchase Plan requires the affirmative vote of the holders of a greater of (a) a majority of shares of common stock present at the Annual Meeting, either in person or by proxy, and entitled to vote on that proposal or (b) the majority of the minimum number of shares of common stock which would constitute a quorum for transacting business at the Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT
SHAREHOLDERS VOTE "FOR" APPROVAL OF THIS PROPOSAL

PROPOSAL 3:

APPROVE AN AMENDMENT TO ANGEION CORPORATION 2002 STOCK OPTION PLAN

Introduction and Proposed Amendment

        In connection with the confirmation on October 24, 2002 of the Company's Plan of Reorganization, the Company adopted the Company's 2002 Stock Option Plan (the "Option Plan").

        On April 8, 2003, the Company's Board of Directors adopted an amendment to the Option Plan to increase the per person annual limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Board of Directors increased from 100,000 to 250,000 the number of shares of common stock underlying options that can be granted under the Option Plan during any fiscal year to any person. The Board of Directors believes that this increased annual limit will provide the Company with more flexibility in making stock option grants under the Option Plan commensurate with the service provided to the Company.

Summary of Option Plan

        The following summary of the principal features of the Option Plan, as amended through April 8, 2003, describes the purpose and effect of material terms contained in the Option Plan, a copy of which may be obtained from the Company. The following summary is qualified in all respects by the Option Plan itself.

        Purpose.    The purpose of the Option Plan is to provide a continuing, long-term incentive to eligible officers, employees and consultants of Angeion Corporation and its subsidiaries and to members of the Company's Board of Directors; to provide a means of rewarding outstanding performance and to enable the Company to maintain a competitive position to attract and retain key personnel necessary for continued growth and profitability.

        Eligible Participants.    Officers, other employees of the Company and its subsidiaries, members of the Board of Directors and consultants who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its subsidiaries are eligible to be granted awards under the Option Plan. The Company currently has approximately 113 employees and four directors eligible for participation under the Option Plan.

        Administration.    The Option Plan will be administered either by the Board of Directors or a committee appointed by the Board having at least two directors, all of whom will be non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and outside directors within the meaning of Section 162(m) of the Code (the "Committee"). The Option Plan vests broad powers in the Committee to administer and interpret the Option Plan, including the authority to select the individuals to be granted awards and to prescribe the type, form and conditions of the awards (which may vary among participants).

        Maximum Number of Shares.    The initial total number of shares to be reserved for issuance under the Option Plan is 600,000 shares of common stock of the Company. The shares underlying options or shares of restricted stock which are canceled, unexercised, lapse or terminate will be available again for issuance under the Option Plan. No person will receive grants of stock options under the Option Plan that exceeds 250,000 shares during any fiscal year of the Company.

        Stock Options.    The Option Plan permits the granting of two types of options: (i) Incentive Stock Options, which are intended to qualify under Section 422 of the Code, and (ii) Non-Qualified Stock Options. No Incentive Stock Options may be granted under the Option Plan after October 24, 2012. The option price of an Incentive Stock Option may not be less than 100% of the fair market value of the Company' s common stock on the date of grant. If an employee owns more than 10% of the voting power of the Company's outstanding voting stock, the option price shall be no less than 110% of the fair market value of the Company's common stock on the date of grant.

        Exercise.    Each option will become exercisable at such time and on such conditions as may be determined by the Board or its Committee. Upon exercise of an option under the Option Plan, the exercise price is to be paid by check, by other forms of consideration deemed sufficient by the Board or Committee, or by surrender of previously acquired shares of common stock of the Company which, in the case of stock acquired upon exercise of an option, have been owned for more than six months on the date of surrender, valued at its then fair market value. In the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted. The aggregate fair market value (determined as of the time the stock option is granted) of the common stock with respect to which an Incentive Stock Option under the Option Plan is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

        Term; Transfer.    The term of each option is established by the Committee, but shall not exceed 10 years (five years in the event of an optionee who owns more than 10% of the voting power of the Company's outstanding voting stock). Each Incentive Stock Option granted under the Option Plan is nontransferable during the lifetime of the optionee. The Committee may, in its discretion, authorize all or a portion of any Nonqualified Stock Option to be granted to an optionee on terms which permit transfer to certain immediate family members, trusts for the benefit of immediate family members, and subject to additional restrictions, partnerships in which all of the partners are immediate family members.

        Restricted Stock.    The Option Plan also permits the Committee to grant shares of restricted stock, which are shares of the Company's common stock subject to restrictions against disposition during a restricted period established by the Committee. The Board may condition the grant of restricted stock upon the attainment of specified performance goals. The provisions of restricted stock awards need not be the same with respect to each recipient. The shares of restricted stock awarded under the Plan are to be held in custody by the Company until the restrictions thereon have lapsed. During the period of the restrictions, a participant has the right to vote the shares of restricted stock and to receive dividends and distributions unless the Committee requires such dividends and distributions to be held by the Company subject to the same restrictions as the restricted stock. If a participant terminates employment during the period of the restrictions, all shares still subject to restrictions will be forfeited and returned to the Company, subject to the right of the Committee to waive such restrictions in the event of a participant's death, disability, retirement or under circumstances approved by the Committee.

        Other Conditions and Restrictions.    The Committee may impose additional or alternative conditions and restrictions on the awards granted under the Option Plan; however, each incentive stock option must contain such limitations and restrictions upon its exercise as are necessary to ensure that the option will be an incentive stock option as defined in the Code. Further, for a period of two years following the confirmation of the Company's Plan of Reorganization (a) any options granted in excess of 359,463 shares of common stock shall require the approval of the Designee or Designees (as defined in the Company's Articles of Incorporation) and (b) officers of the Company or its subsidiaries will be prohibited from transferring more than 60% of the shares of common stock issuable upon exercise of the option.

        Amendment.    The Board of Directors may amend, alter or discontinue the Option Plan, but no amendment, alteration or discontinuation is permitted which (a) would impair the rights of an optionee or participant under a previously granted stock option award, without the optionee's or participant's consent and (b) without the approval of the shareholders of the Company, would cause the Option Plan no longer to comply with Rule 16b-3 under the Securities Exchange Act of 1934, Section 422 of the Code, the rules of the Nasdaq Stock Market or any stock exchange upon which the Company's common stock is traded or any other regulatory requirements.

        Federal Income Tax Consequences.    The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives an award.

        An optionee will not realize taxable compensation income upon the grant of an incentive stock option. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it while an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). The amount by which the fair market value of the shares purchased exceeds the aggregate option price at the time of exercise is treated as alternative minimum taxable income for purposes of the alternative minimum tax.

        If stock acquired pursuant to an incentive stock option is not disposed of prior to the date two years from the option grant date or prior to one year from the option exercise date, any gain or loss realized upon the sale of such shares will be characterized as capital gain or loss. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. Capital gains resulting from property held for more than 12 months will be taxed at a maximum rate of 20%. Capital gains resulting from property held for less than one year will be treated as short-term capital gains and taxed at the individual's applicable ordinary income tax rate.

        An optionee will not realize taxable compensation income upon the grant of a non-qualified stock option, which includes options granted to non-employee directors. When an optionee exercises a non-qualified stock option, he or she will realize taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise.

Vote Required

        The affirmative vote of the holders of a greater of (a) a majority of the Company's common stock present at the Annual meeting, either in person or by proxy, and entitled to vote on that proposal or (b) the majority of the minimum number of shares of common stock of the Company which would constitute a quorum for transacting business at this 2003 Annual Meeting of Shareholders is required to approve Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS THAT
SHAREHOLDERS VOTE "FOR" APPROVAL OF THIS PROPOSAL.

Equity Compensation Plan Information

        As of October 31, 2002, the Company has one equity compensation plan, its 2002 Stock Option Plan. At October 31, 2002, there were no options outstanding under the 2002 Stock Option Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	—	—	600,000

OTHER INFORMATION REGARDING THE BOARD OF DIRECTORS

Compensation of Directors

Fiscal Year 2003 Compensation

        Directors who are not employees (non-employee directors) of the Company receive a combination of cash payments and annual stock option grants for their services. In addition, directors are reimbursed for their out-of-pocket expenses incurred on behalf of the Company. Director compensation for fiscal year 2003 includes a $2,000 quarterly retainer plus $500 for each board meeting attended, either in person or telephonically. For each committee meeting attended, directors receive a $250 fee. In addition, on the date the director is elected or re-elected, as the case may be, each non-employee director will receive options to purchase 7,000 shares of the Company's common stock that vest on the earlier of (i) one year from the date of grant or (ii) the date of the next Annual Meeting of Shareholders.

Calendar Year 2001 and 2002 Compensation

        Prior to November 1, 2002, directors of the Company received no cash compensation for their services as members of the Board, although their out-of-pocket expenses incurred on behalf of the Company were reimbursed.

        Pursuant to the Company's 1994 Non-Employee Director Plan ("Director Plan"), non-employee directors of the Company automatically received an annual grant of shares of common stock equal to $24,000, as determined by the fair market value of one share of common stock on the date of grant (a "Director Stock Award"), and an annual grant of an option to purchase 3,000 shares of common stock (a "Director Option") on the date of each Annual Meeting of Shareholders upon their election or re-election, as the case may be, as a non-employee director of the Company. Under the Plan, however, if the annual meeting had not been scheduled by May 31, an Award was granted as of May 31 to each non-employee director serving on that date.

        At the time of the 2001 Annual Shareholder Meeting, the board determined that the Director Plan's annual grant of $24,000 in stock to each director at the then current market price was excessively dilutive to the shareholders and the board members elected to take 50% of the value of their stock compensation in options rather than as a stock grant. Those options, like all others, were cancelled as part of the Chapter 11 bankruptcy Plan of Reorganization that became effective on October 25, 2002.

        The Company did not compensate its non-employee directors for services provided during 2002.

Meetings and Committees of the Board of Directors

        The business and affairs of the Company are managed by the Board of Directors, which met four (4) times during 2001 and seven (7) times during 2002. Each incumbent director attended at least 75% of both the total number of Board meetings and regular committee meetings of the committees on which he served during 2001 and 2002.

        The Board currently has an Audit Committee and a Compensation Committee. Messrs. Penn (chair) and Angeloni currently serve as members of the Audit Committee. Messrs. Angeloni (chair) and Schmitz currently serve as members of the Compensation Committee. Additional information about these Committees is contained in the "Report on Executive Compensation" and "Report of Audit Committee" in this Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2001 and ten months ended October 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Loews Corporation, which became a ten percent beneficial owner of the Company's common stock as a result of the effectiveness of the Company's Plan of Reorganization, was late in filing its Initial Statement of Beneficial Ownership of Securities on Form 3.

EXECUTIVE OFFICERS OF THE COMPANY

        Set forth below is biographical and other information on the executive officers of the Company. Mr. Jahnke's biographical information is set forth above under "Information About Directors."

Name of Officer	Age	Title
Richard E. Jahnke	54	President and Chief Executive Officer
Dale H. Johnson	58	Chief Financial Officer

        Dale H. Johnson, CPA, inactive, was appointed Chief Financial Officer in January 2000. Prior to joining the Company, Mr. Johnson served as the Chief Financial Officer of Medical Graphics from March 1997 to December 1999. From 1995 to 1997, Mr. Johnson served as a consultant to various companies in financial distress. From 1994 to 1995, he served as Chief Financial Officer to Larson Companies, a privately owned group of heavy truck dealerships. From 1991 to 1994, he served as Chief Financial Officer to National Marrow Donor Program. From 1971 to 1986, he served as Chief Financial Officer for the Pepsi subsidiary of MEI Corporation. In 1986, PepsiCo, Inc. acquired MEI Corporation and thereafter Mr. Johnson served as Area Chief Financial Officer to PepsiCo, Inc. During the previous five years, he worked as an accountant with Arthur Andersen & Co. and served as a finance officer in the United States Army. Mr. Johnson holds a B.A. in Economics and Accounting from St. John's University and is a Certified Public Accountant, inactive.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the cash and non-cash compensation for the ten months ended October 31, 2002 ("TP2002") and the years ended December 31, 2001 and 2000 earned by, or awarded to Mr. Jahnke who served as the Chief Executive Officer of the Company in fiscal period ended

October 31, 2002 and the only other executive officer of the Company whose total cash compensation exceeds $100,000 ("Named Executive Officers") in 2002.

		Annual Compensation							Long Term Compensation
Name and Principal Position	Period/ Year	Salary	Bonus			Other Annual Compensation			Restricted Stock Award($)		Securities Underlying Options(#)(1)	All Other Compensation(2)
Richard E. Jahnke President and Chief Executive Officer	TP2002 2001 2000	$230,323 265,000 265,000	$	— — 75,000	(3)	$	— — 42,280	(4)	$	— — 45,620	— 80,000 180,000	$6,092 7,200 7,200
Dale H. Johnson Chief Financial Officer	TP2002 2001 2000	100,269 117,558 112,577		— — 21,125	(3)		— — —			— — —	— 27,000 15,000	— — —

(1)
All of the Company's options and warrants outstanding as of June 17, 2002 were canceled effective October 25, 2002, the effective date of the Company's Plan of Reorganization.

(2)
The amounts represent an automobile allowance paid by the Company.

(3)
The bonus paid in 2000 was earned under a 1999 incentive plan associated with Medical Graphics Corporation prior to its acquisition by the Company.

(4)
Amount represents payment for the tax liability associated with Mr. Jahnke's restricted stock award.

Grants and Exercises of Stock Options

        Under the Plan of Reorganization, all warrants and options to purchase the Company's common stock existing as of June 17, 2002 were canceled effective October 25, 2002, the effective date of the Company's Plan of Reorganization.

        Also on October 25, 2002, the Company was deemed to have adopted the Angeion Corporation 2002 Stock Option Plan ("2002 Stock Option Plan"). Under the terms of the 2002 Stock Option Plan, the Company may grant options to purchase common stock of the newly reorganized Angeion Corporation. The 2002 Stock Option Plan authorizes issuance of up to 600,000 shares of common stock, but provides that options to purchase no more than 359,463 shares may be issued during the two (2) years after October 24, 2002 without the approval of the Company's Board of Directors, including the board representatives of the Unsecured Creditors Committee. As of October 31, 2002, the Company had not granted any options or warrants to any person to purchase its common stock under the 2002 Stock Option Plan or otherwise.

        The following table provides information with respect to the Named Executive Officer concerning grants of options to purchase the Company's common stock made during the ten months ended

October 31, 2002, option exercises during the ten months ended October 31, 2002 and the exercisable and unexercisable value of options at October 31, 2002:

Option/SAR Grants in the Ten Months Ended October 31, 2002

Individual Grants
Name	Number of Securities Underlying Options Granted(#)(1)	% Of Total Options Granted to Employees in 2002	Exercise Price Per Share ($/share)	Expiration Date
Richard E. Jahnke	—	—	—	—
Dale H. Johnson	—	—	—	—

Aggregated Option Exercises in the Ten Months Ended October 31, 2002
Period-End Option Values

			Number of Securities Underlying Unexercised Options at October 31, 2002(#)		Value of Unexercised In-the-money Options at October 31, 2002($)
Name	Shares acquired on exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard E. Jahnke	—	—	—	—	—	—
Dale H. Johnson	—	—	—	—	—	—

Employment and Change of Control Agreements

        In December 1999, the Company entered into a written employment agreement with Mr. Richard E. Jahnke under which Mr. Jahnke agreed to serve as President and Chief Executive Officer of the Company. In exchange for his service, Mr. Jahnke will receive a salary of $265,000, a cash bonus of up to 70% of his annual salary based upon a bonus plan established by the Board of Directors, as well as an automobile reimbursement of $600 per month. Mr. Jahnke was also elected as a member of the Board of Directors in January 2000 and receives no additional compensation for this service. The agreement will terminate upon 30 days written notice by either party, upon notice by the Company of termination "for cause" or upon the event of Mr. Jahnke's death or disability. The agreement also contains a non-compete provision for one year after the termination of Mr. Jahnke's employment.

        Moreover, Mr. Jahnke currently has certain rights from a letter agreement dated December 21, 1999 between the Company and Mr. Jahnke, which provides that upon the termination of his employment with the Company during a period of twenty-four months following a Change in Control of the Company (i) by the Company other than for Cause or death, or (ii) by Mr. Jahnke for Good Reason (as such terms are defined in the letter agreement), then Mr. Jahnke shall be entitled to a lump sum payment equal to two times the yearly cash compensation paid to him in the year prior to termination, certain health insurance premiums and out placement assistance. If Mr. Jahnke's employment is terminated prior to the Change of Control, Mr. Jahnke also will be entitled to Change of Control benefits if the termination was a condition of the Change of Control or was at the request or insistence of a person related to the Change of Control. If such a termination had occurred in 2002, the amounts payable to Mr. Jahnke pursuant to this letter agreement would have been $530,000.

Compensation Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors establishes the compensation for executive officers of the Company and its subsidiaries and acts on such other matters relating to their compensation, as it deems appropriate. The Compensation Committee consists of two non-employee directors and typically meets one to four times per year. The compensation committee did not meet during 2002. The current members of the Compensation Committee are Messrs. Angeloni (chair) and Schmitz. The Compensation Committee also administers, with respect to all eligible recipients, the Company's stock option plans and determines the participants in such plans and the amount, timing and other terms and conditions of awards under such plans.

        Compensation Philosophy and Objectives.    The Compensation Committee is committed to the general principle that overall executive compensation should be commensurate with performance by the Company and the individual executive officers, and the attainment of predetermined individual and corporate goals. The primary objectives of the Company's executive compensation program are to:

  •
  Reward the achievement of desired Company and individual performance goals;

  •
  Provide compensation that enables the Company to attract and retain key executives; and

  •
  Provide compensation opportunities that are linked to the performance of the Company and that directly link the interests of executives with the interests of shareholders.

        The Company's executive compensation program provides a level of compensation opportunity that is competitive for companies in comparable industries and of comparable development, complexity and size. In determining compensation levels, the Compensation Committee considers a number of factors, including Company performance, both separately and in relation to other companies competing in the Company's markets; the individual performance of each executive officer; historical compensation levels and stock awards at the Company; and the overall competitive environment for executives and the level of compensation necessary to attract and retain key executives. Compensation levels may be greater or less than competitive levels in comparable companies based upon factors such as annual and long-term Company performance and individual performance.

        Executive Compensation Program Components.    The Company's executive compensation program consists of base salary, bonuses and long-term incentive compensation in the form of stock options. The particular elements of the compensation program are discussed more fully below.

        Base Salary.    Base pay levels of executives are determined by the potential impact of the individual on the Company and its performance, the skills and experience required by the position, the individual performance and potential of the executive, and the Company's overall performance. Base salaries for executives are evaluated and adjusted annually. In connection with the Compensation Committee's annual evaluations of participants in its executive compensation program, the Company has historically generally limited base salary increases to relatively small inflationary adjustments, unless larger increases were merited by performance or to keep compensation commensurate with other companies. In order to conserve cash, Mr. Jahnke's base salary has not been increased since he became CEO in January 2000 and there were no increases in the base salaries of the other executive officers of the Company and its subsidiaries since April 2001.

        Bonuses.    The Company has an annual cash bonus plan that may also pay bonuses to executive officers as part of its executive compensation program. No bonuses were paid to executive officers during 2000, 2001, or 2002. The executive officers of the Company's Medical Graphics subsidiary, including Messrs. Jahnke and Johnson, were paid cash bonuses in 2000 based on the Medical Graphics 1999 cash bonus plan (Medical Graphics was acquired in December 1999).

        Long-term Incentive Compensation.    Stock options are used to enable key executives to participate in a meaningful way in the success of the Company and to link their interests directly with those of the shareholders. The number of stock options granted to executives is based upon a number of factors, including base salary level and how such base salary level relates to those of other companies in the Company's industry, the number of options previously granted, and individual and Company performance during the year. All options outstanding as of June 17, 2002 were canceled effective October 25, 2002, the effective date of the Company's Plan of Reorganization. No options have been granted since then.

        Section 162(m).    The Omnibus Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended, limiting corporate deductions to $1,000,000 for certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of publicly held companies. The Company does not believe it will pay "compensation" within the meaning of Section 162(m) to such executive officers in excess of $1,000,000 in the foreseeable future. Therefore, the Company does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under Section 162(m), but will formulate a policy if compensation levels ever approach $1,000,000.

Members of the Compensation Committee:
                Arnold A. Angeloni                        Jeffrey T. Schmitz

Report of Audit Committee

        The Board of Directors has established an Audit Committee ("Audit Committee") comprised of

        Messrs. Penn (Chair), and Angeloni. The Audit Committee operates under an Audit Charter, adopted effective June 1, 2000. Each of the members of the Committee is an independent director as defined by the Nasdaq SmallCap listing standards.

        Among its other functions, the Audit Committee selects the Company's independent auditors, reviews the internal and external financial reporting of the Company, reviews the scope of the independent audit, reviews all non-audit services provided by the auditors, approves auditor fees and determines auditor independence. The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's financial reporting system by overseeing and monitoring management's and the independent auditors' participation in the financial reporting process.

        The Committee met five times in year 2001 and five times during 2002. The meetings were designed to facilitate and encourage private communication between the Committee and the Company's independent accountants, KPMG LLP.

        During these meetings, the Committee reviewed and discussed the audited financial statements with management and KPMG LLP. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The discussions with KPMG LLP also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        KPMG LLP provided to the Committee the written disclosures and letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with KPMG LLP.

        Based on the discussions with management and KPMG LLP, the Committee's review of the representations of management and the report of KPMG LLP, the Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001 and the Company's Transition Report on Form 10-KSB for the ten months ended October 31, 2002 as filed with the Securities and Exchange Commission.

Members of the Audit Committee:
                Arnold A. Angeloni                        John C. Penn

OTHER INFORMATION

Independent Accountants

        KPMG LLP has served as independent accountants for the Company for a number of years, including the year ended December 31, 2001 and the ten months ended October 31, 2002. The Company's Audit Committee has not yet selected an accountant to serve as independent accountant for the fiscal year ended October 31, 2003, but intents to review this matter as part of its audit committee review. A representative of KPMG LLP is expected to be present at the 2003 Annual Meeting of Shareholders. The representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Audit Fees

        The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's financial statements for the year ended December 31, 2001 and ten months ended October 31, 2002, and fees billed for other services rendered by KPMG LLP, none of which were related to financial information systems design and implementation:

	2001	Ten Months ended October 31, 2002
Audit fees	$60,500	$60,000
Audit-related fees	12,800	6,800
Tax fees	42,150	32,500
All other fees	18,250	30,100

	$133,700	$129,400

(1)
Audit-related fees consist of fees for audits of the Company's 401(k) savings plan.

(2)
Tax fees consist of fees for tax consultation and tax compliance services.

(3)
All other fees consist of fees for services related to tax planning associated with the Company's Joint Plan of Reorganization.

        The Audit Committee has determined that the non-audit services performed by KPMG LLP are not incompatible with KPMG LLP maintaining its independence with respect to the Company.

Shareholder Proposals For 2004 Annual Meeting

        The Company anticipates holding its 2004 Annual Meeting on or about May 19, 2004 and anticipates mailing its materials on or about April 19, 2004. The Secretary of the Company must receive any shareholder proposal intended for inclusion in the Company's proxy material for the 2004 Annual Meeting of Shareholders no later than the close of business on December 15, 2003.

        A shareholder who wishes to make a proposal for consideration at the 2004 Annual Meeting, but does not seek to include the proposal in the Company's proxy material, must notify the Secretary of the Company. The notice must be received no later than March 1, 2004. If the notice is not timely, then the persons named on the Company's proxy card for the 2004 Annual Meeting may use their discretionary voting authority when the proposal is raised at the meeting.

Annual Report

        The Annual Report of the Company for the ten months ended October 31, 2002, which includes the Company's Annual Report on Form 10-KSB, incorporating all amendments thereto, as filed with the Securities and Exchange Commission, accompanies this Notice of Annual Meeting and proxy solicitation material. Shareholders may obtain the Annual Report of the Company for the year ended December 31, 2001, which includes the Company's Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission, without charge upon written request to the Chief Financial Officer of the Company at the address indicated on this Proxy Statement.

Cost and Method of Solicitation

        The Company will pay the cost of soliciting proxies and may make arrangements with brokerage firms, custodians, nominees and other fiduciaries to send proxy materials to beneficial owners of common stock. The Company will reimburse them for reasonable out-of-pocket expenses. In addition to solicitation by mail, directors, officers and employees of the Company may solicit by telephone, electronic transmission or in person proxies.

Other Matters

        As of the date of this Proxy Statement, management knows of no other matters that may come before the 2003 Annual Meeting. However, if matters other than those referred to above should properly come before the 2003 Annual Meeting, the individuals named on the enclosed proxy card intend to vote such proxy in accordance with their best judgment.

By Order of the Board of Directors,

Richard E. Jahnke Director, President and Chief Executive Officer

ANGEION CORPORATION
350 Oak Grove Parkway
Saint Paul, Minnesota 55127-8599

PROXY SOLICITED BY THE BOARD OF DIRECTORS
For Annual Meeting of Shareholders
May 14, 2003

Angeion Corporation 350 Oak Grove Parkway, Saint Paul, Minnesota 55127-8599	proxy

The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated April 14, 2003, hereby appoints Richard E. Jahnke and Arnold A. Angeloni, or either of them, proxies (each with full power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote in their discretion, all shares of Common Stock of Angeion Corporation held of record in the name of the undersigned at the close of business on April 4, 2003, at the Annual Meeting of Shareholders to be held on May 14, 2003, or at any adjournment or adjournments, hereby revoking all former proxies.

(Continued, and to be completed and signed, on the reverse side)

COMPANY #
CONTROL #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE—TOLL FREE—1-800-240-6326—QUICK***EASY***IMMEDIATE

  •
  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until noon (ET) on May 13, 2003.

  •
  You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.

  •
  Follow the simple instructions the voice provides you.

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  •
  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until noon (CT) on May 13, 2003.

  •
  You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Angeion Corporation, c/o Shareowner Services(SM), P.O. Box 64873, Saint Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.
Please Return Promptly in the Enclosed Envelope
Which Requires No Postage If Mailed Within the United States

\ / Please detach here \ /

The Board of Directors Recommends a Vote "FOR" Items 1, 2 and 3.

        1.    ELECTION OF DIRECTORS:

    01 Arnold A. Angeloni
    02 John C. Penn
    03 Jeffrey T. Schmitz
    04 Richard E. Jahnke

☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.    Approve Angeion Corporation 2003 Employee Stock Purchase Plan.

☐ For	☐ Against	☐ Abstain

3.    Approve amendment to Angeion Corporation 2002 Stock Option Plan.

☐ For	☐ Against	☐ Abstain

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3 AND, IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

I plan to attend the meeting. ☐

Address Change? Mark Box ☐
Indicate changes below:

Date                          , 2003

Signature if held jointly

PLEASE SIGN exactly as name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS Wednesday, May 14, 2003
PLEASE REMEMBER TO SIGN AND RETURN YOUR PROXY.
PROPOSAL 2: APPROVE ANGEION CORPORATION 2003 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 3: APPROVE AN AMENDMENT TO ANGEION CORPORATION 2002 STOCK OPTION PLAN
OTHER INFORMATION REGARDING THE BOARD OF DIRECTORS
EXECUTIVE OFFICERS OF THE COMPANY
EXECUTIVE COMPENSATION
Report of Audit Committee
OTHER INFORMATION